Exhibit 1.1

EXECUTION VERSION

TRANSOCEAN LTD.

26,000,000 Shares

UNDERWRITING AGREEMENT

November 29, 2011

Barclays Capital Inc.

Credit Suisse Securities (USA) LLC,

As representatives (the “Representatives”) of the several
Underwriters named in Schedule I hereto

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010-3629

Credit Suisse AG

As subscriber (the “Subscriber”) under the Subscription

Agreement referred to herein

Credit Suisse AG

Paradeplatz 8

CH-8001 Zurich

Switzerland

Ladies and Gentlemen:

Transocean Ltd., a Swiss corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters named in Schedule I hereto (the “Underwriters”) 26,000,000 newly created shares of the Company (the “Shares”) with a par value of 15.00 Swiss Francs per share (such Shares, the “Firm Securities”), and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of no more than 3,900,000 additional newly created Shares (the “Optional Securities”) to cover over-allotments, if any, as set forth below.  The Firm Securities and the Optional Securities are herein collectively called the “Securities”.

This Agreement is complemented by the subscription agreement among the Company, Credit Suisse AG, acting on behalf of the Underwriters, Credit Suisse Securities (USA) LLC and

Barclays Capital Inc., dated November 29, 2011 (the “Subscription Agreement”) attached hereto as Annex I, which sets forth the procedure for, and the rights and obligations in relation to, the subscription for and issuance of the Securities under Swiss law.

1.           The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)           An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File No. 333-169401) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement and any post-effective amendment thereto became effective on filing, and no stop order suspending the effectiveness of such registration statement, or any part thereof, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 4(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”;

(b)           No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission or any Swiss regulatory authority (including the SIX Swiss Exchange), and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(c)           For the purposes of this Agreement, the “Applicable Time” is 5:45 P.M. (Eastern Time) on the date of this Agreement; the Pricing Prospectus and the information set forth in Schedule II hereof, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Pricing Disclosure Package or an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(d)           The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III(b) hereto;

(e)           The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not, and as of the applicable effective date as to each part of the Registration Statement and as of the date thereof as to the Prospectus and any amendment or supplement thereto did not or will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any amendment or supplement thereto, in the light of the circumstances under which they were made) not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use in the Registration Statement or the Prospectus;

(f)            None of the Company or any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, except for losses or interferences that would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries considered as one enterprise (a “Material Adverse Effect”); and, since the respective dates as of which information is given in the Pricing Prospectus, there has not been any change in the share capital of the Company (other than pursuant to any employee benefit plan of the Company) or increase in long-term debt of the Company or any of its subsidiaries or any change that would have a Material Adverse Effect or any development involving a prospective change that to the best knowledge of the Company would be expected to have a Material Adverse Effect, otherwise than as set forth or contemplated in the Pricing Prospectus;

(g)           The Company has been duly incorporated and is validly existing as a corporation under the laws of Switzerland, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified would not have a Material Adverse Effect; and each subsidiary of the Company listed on Schedule IV has been duly organized and is validly existing and in good standing (if applicable) under the laws of its jurisdiction of organization;

(h)           The Company has authorized and conditional share capital as set forth in the Pricing Disclosure Package and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

(i)            Each of this Agreement and the Subscription Agreement has been duly authorized, executed and delivered by the Company, and the Company has all requisite right, authority and power to enter into and perform its obligations under each of this Agreement and the Subscription Agreement;

(j)            The Firm Securities have been, and the Optional Securities, when paid for in the manner contemplated by the Subscription Agreement and recorded in the Commercial

Register of the Canton of Zug, will be, duly and validly authorized and issued, fully paid and nonassessable and conform to the description of the Shares set forth in the Pricing Disclosure Package; the Company’s shareholders’ statutory preemptive rights with respect to the Securities have been validly withdrawn and, as a result, the shareholders of the Company have no preemptive rights with respect to the Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder.

(k)           The issue and sale of the Securities and the compliance by the Company with all of the provisions of this Agreement and the Subscription Agreement and the consummation of the transactions herein and therein contemplated (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except for any such conflict, breach, violation or default which (A) would not, individually or in the aggregate, have a Material Adverse Effect, (B) would not impair the Company’s ability to perform its obligations hereunder and (C) would not have any material adverse effect upon the consummation of the transactions contemplated hereby, and (ii) will not result in any violation of the provisions of the Articles of Association of the Company; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement and the Subscription Agreement except such as have been, or will be at the time of such issue and sale or the time of consummation of such transaction, obtained under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters, under applicable Swiss corporate law in connection with the registration of the Optional Securities in the Commercial Register of the Canton of Zug or under applicable Swiss securities laws or regulations in connection with the disclosure of significant shareholdings;

(l)            Other than as set forth in the Pricing Disclosure Package, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(m)          None of the Company or any of its subsidiaries is in violation of its Articles of Association and Organizational Regulations, its Memorandum and Articles of Association, its Certificate of Incorporation or Bylaws, or equivalent documentation, as the case may be, or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for any such violation or default which would not, individually or in the aggregate, have a Material Adverse Effect;

(n)           The statements set forth in the Pricing Disclosure Package under the captions “Description of Transocean Ltd. Shares,” “Anti-Takeover Provisions,” “Summary—Change in Authorized Share Capital and Withdrawal of Preemptive Rights”  insofar as they purport to constitute a summary of the terms of the Shares and the Securities, and under the captions “Material U.S. Federal Income Tax Considerations,” “Material Swiss Tax Consequences,” and under the caption “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(o)           The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(p)           (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(q)           Neither the Company, nor any of its affiliates, nor any person acting on behalf of any of them (provided that the Company makes no representation as to actions of the Underwriters) has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the publication of a prospectus under the securities laws of any EEA Member State in accordance with the Prospectus Directive.  Neither the Company, nor any of its affiliates, nor any person acting on behalf of any of them (provided that the Company makes no representation as to actions of the Underwriters) has engaged in any form of solicitation or advertising or in any directed selling efforts with respect to the Securities in the EEA Member States, except in circumstances permitted under the securities laws of such EEA Member States in accordance with the Prospectus Directive without invoking an “offering to the public” (as defined in the Prospectus Directive).  With regard to jurisdictions other than the United States and the EEA Member States, neither the Company nor any of its affiliates nor any person acting on its or their behalf (provided that the Company makes no representation as to actions of the Underwriters) has taken any action in any jurisdiction that would require it to make any filing or give any notice in such jurisdiction in connection with the Offering.  The expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant

EEA Member State), and includes any relevant implementing measure in the relevant EEA Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU;

(r)            Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries and have audited the Company’s internal control over financial reporting are independent registered public accountants;

(s)           The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States.  Management of the Company assessed internal control over financial reporting of the Company as of December 31, 2010 and concluded internal control over financial reporting was effective as of such date.  The Company is not aware of any material weaknesses in the Company’s internal control over financial reporting;

(t)            Except as disclosed in the Pricing Disclosure Package and the Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(u)           The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management and such disclosure controls and procedures were effective as of September 30, 2011;

(v)           Except as disclosed in the Pricing Disclosure Package and the Prospectus, under the current laws and regulations of Switzerland and any political subdivision thereof, all payments of dividends, if any, and any other payments due or made on the Securities may be paid by the Company to the holder thereof in United States dollars that may be converted into foreign currency and freely transferred out of Switzerland, and all such payments made to holders thereof who are non-residents of Switzerland will not be subject to income, withholding or other taxes under the laws and regulations of Switzerland or any political subdivision or taxing authority thereof or therein, and, except for the stamp duty described in the Pricing Disclosure Package and the Prospectus, such payments will otherwise be free and clear of any other tax, duty, withholding or deduction in Switzerland or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Switzerland or any political subdivision or taxing authority thereof or therein;

(w)          Prior to the date of this Agreement, none of the Company nor any of its affiliates has taken any action which is designed to or which has constituted, or which might have been expected to cause or result in, the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities;

(x)            Except as disclosed in the Pricing Disclosure Package (including, for the avoidance of doubt, disclosure through filing any such contract, agreement or understanding as an exhibit to a filing incorporated by reference), there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 4(k) hereof;

(y)           The Securities have been approved for listing on SIX Swiss Exchange, subject to notice of issuance;

(z)            The Company is not overindebted or suffering from a capital loss within the meaning of article 725 CO; and

(aa)         The Company does not intend to acquire any assets from third parties out of the proceeds from the Offering which intention would warrant a disclosure as a planned acquisition in kind in the sense of article 628 para. 2 CO.

2.           (a)           Subject to the terms and conditions set forth herein and in the Subscription Agreement, the Company agrees to issue and sell to each of the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share listed in Schedule II, the respective numbers of Firm Securities set forth opposite the names of the Underwriters in Schedule I hereto;

(b)           The Company will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives, drawn to the order of the Company, at the office of Cleary Gottlieb Steen & Hamilton LLP, at 10:00 A.M., New York time, on December 5, 2011, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”.  For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Securities sold pursuant to the offering;

(c)           In addition, upon written notice from the Representatives given to the Company not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities.  The Company agrees to sell to the Underwriters the number of

Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities.  Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities.  No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, registered in the Commercial Register, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised no more than once and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company; and

(d)           Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date,” which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Time of Delivery”), shall be determined by the Representatives but shall be no earlier than two full business days and not later than five full business days after written notice of election to purchase Optional Securities is given (an “Overallotment Notice”) but in any case only after registration of the increase in the Company’s share capital in connection with the Optional Shares (which the Company shall use its reasonable best efforts to achieve).  The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives, against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company, at the above office of Cleary Gottlieb Steen & Hamilton LLP.

3.           Upon the authorization by the Representatives of the release of the Securities, the several Underwriters propose to offer the Securities for sale to the public as set forth in the Pricing Disclosure Package.

4.           The Company agrees with each of the Underwriters:

(a)           To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement or such earlier time as may be required under the Act; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus relating to the Securities or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection pursuant to Rule 401(g)(2) under the Act, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b)           If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by the Representatives and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus (other than required periodic reports filed nine months or more after the date of the prospectus that do not directly relate to the offering of the Securities) which shall be disapproved by the Representatives promptly after reasonable notice thereof;

(c)           If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to the Representatives.  If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to the Representatives and will use its reasonable best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline.  The Company will use its reasonable best efforts to take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities.  References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.  Any expenses in connection with the preparation, printing, reproduction and filing of such new shelf registration statement (including the fees, disbursements and expenses of the Company’s counsel and accountants in connection therewith) shall be paid by the Underwriters;

(d)           Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(e)           Prior to 3:00 P.M., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify the Representatives and upon the Representatives’ request to file such document and to prepare and furnish without charge to each Underwriter as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance (it being understood that (i) the Company is not required to so notify any Underwriter, if such Underwriter has previously notified the Company that it has completed its resale of the Securities purchased by it hereunder and that (ii) it would not be reasonable for the Underwriter to request any such copies if the Underwriter has completed its resale of the Securities purchased by it hereunder); and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon the Representatives’ request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(f)            To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

(g)           To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(h)           To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement and the Subscription Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds;”

(i)            The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities;

(j)            The Company will indemnify and hold harmless the Underwriters and their affiliates against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Securities and on the execution and delivery of this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made; and

(k)           For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Shares or any securities convertible into or exchangeable or exercisable for any of its Shares (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives, except issuances of Lock-Up Securities pursuant to the exercise, conversion or exchange of convertible or exchangeable securities or other obligations convertible into or exchangeable for Shares, including but not limited to options, stock appreciation rights, deferred units or warrants, in each case outstanding on the date hereof and issued or granted pursuant to a plan, agreement or other document described in the Pricing Disclosure Package and the Prospectus, grants of employee stock options, stock appreciation rights, deferred units and similar awards pursuant to the terms of a plan in effect on the date hereof and issued or granted pursuant to a plan, agreement or other document described in the Pricing Disclosure Package and the Prospectus, issuances of Lock-Up Securities pursuant to the exercise of such awards or the exercise of any other options, stock appreciation rights, deferred units or similar awards outstanding on the date hereof and described in the Pricing Disclosure Package and the Prospectus.  The Lock-Up Period will commence on the date hereof and continue for sixty (60) days after the date hereof or such earlier date that the Representatives consent to in writing; provided, however, that the Company may file a registration statement covering the offer, sale, issuance or other disposition of Lock-Up Securities upon the exercise, conversion or exchange of convertible or exchangeable securities or other obligations convertible into or exchangeable for Shares (provided that such securities or other obligations do not themselves violate this Section 4(k)).

5.           (a)           (i)  The Company represents and agrees that, other than the free writing prospectuses listed on Schedule III hereto, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(ii)           Each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; and

(iii)          Any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III hereto.

(b)           The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

(c)           The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document that will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

6.           The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement and the Subscription Agreement, any Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 4(d) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky Memorandum; (iv) the fees and expenses of the Company’s registrar and transfer agent and any agent of the registrar and transfer agent and the fees and disbursements of counsel for the Company’s registrar and transfer agent in connection with the Securities; (v) fees and expenses incident to listing the Securities on the New York Stock Exchange and the SIX Swiss Exchange; (vi) the Swiss stamp duty payable in connection with the issuance of the Securities;

and (vii) all other costs and expenses incident to the performance of its obligations hereunder, including the costs and expenses set forth in Section 8 of the Subscription Agreement, that are not otherwise specifically provided for in this Section.  It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

7.           The obligations of the Underwriters shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed in all material respects all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)           The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof; any material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b)           Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, shall have furnished to the Representatives such written opinion, dated the Time of Delivery, with respect to the Securities, the Registration Statement, the Prospectus, the Pricing Disclosure Package and such other matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)           Bär & Karrer AG, special Swiss counsel for the Underwriters, shall have furnished to the Representatives such written opinion, dated the Time of Delivery, with respect to the Securities,  the Prospectus, the Pricing Disclosure Package and such other matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(d)           Baker Botts L.L.P., United States counsel for the Company, shall have furnished to the Representatives a written opinion, dated the Time of Delivery, substantially in the form of Annex II(a) hereto and reasonably acceptable to the Representatives;

(e)           Heather G. Callender, Associate General Counsel of the Company, shall have furnished to the Representatives a written opinion, dated the Time of Delivery, substantially in the form of Annex II(b) hereto and reasonably acceptable to the Representatives;

(f)            Homburger AG, special Swiss counsel for the Company, shall have furnished to the Representatives a written opinion, dated the Time of Delivery, substantially in the form of Annex II(c) hereto and reasonably acceptable to the Representatives;

(g)           On the date hereof, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, Ernst & Young LLP shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, in form and substance agreed by the Representatives prior to the execution of this Agreement;

(h)           None of the Company or any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, that would, individually or in the aggregate, have a Material Adverse Effect, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the share capital of the Company (other than pursuant to any employee benefit plan of the Company) or increase in long-term debt of the Company or any of its subsidiaries or any change that would have a Material Adverse Effect, or any development involving a prospective change that would have a Material Adverse Effect, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the Representatives’ judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

(i)            On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities (in the case of each of clause (i) and (ii), provided that repetition after the Applicable Time of a rating agency action announced prior to the Applicable Time shall not constitute nonfulfillment of this condition);

(j)            On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or SIX Swiss Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange or SIX Swiss Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States or Switzerland; (iv) the outbreak or escalation of hostilities involving the United States or Switzerland or the declaration by the United States or Switzerland of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States, Switzerland or elsewhere; if the effect of any such event specified in clause (iv) or (v) in the Representatives’

judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

(k)           The Company shall have furnished or caused to be furnished to the Representatives at the Time of Delivery a certificate or certificates of officers of the Company satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (h) of this Section and as to such other matters as the Representatives may reasonably request;

(l)            The New York Stock Exchange shall have approved the Securities for listing, subject to official notice of issuance.

(m)          The SIX Swiss Exchange shall have given its approval to the listing of the Firm Securities, effective as of the first day of trading; and

(n)           The Firm Securities shall have been validly created and registered with the Commercial Register of the Canton of Zug.

8.           (a)           The Company will indemnify and hold harmless each Underwriter and its affiliates against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or its affiliates may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and its affiliates for any legal or other expenses reasonably incurred by such Underwriter or its affiliates in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.

(b)           Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any

amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)           Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability (x) that it may have to any indemnified party otherwise than under such subsection or (y) to the extent that the indemnifying party does not suffer actual prejudice as a result of such failure.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)           If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then, except to the extent (but only to the extent) that the indemnifying party suffers actual prejudice as a result of any failure by the indemnified party to notify the indemnifying party of any action, proceeding or investigation as contemplated by subsection (c) of this Section 8, each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then, except to the extent (but only to the extent) that the indemnifying party suffers actual prejudice as a result of any failure by the indemnified party to notify the indemnifying party of any action, proceeding or investigation as contemplated by subsection (c) of this Section 8, each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)           The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

9.           (a)           If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder on the First Closing Date or the Optional Closing Date, as the case may be, the Representatives may in their discretion arrange for the

Representatives or another party or other parties to purchase such Securities on the terms contained herein.  If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Securities on such terms.  In the event that, within the respective prescribed periods, the Representatives notify the Company that the Representatives have so arranged for the purchase of such Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the Representatives’ opinion may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)           If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the number of such Securities which remains unpurchased does not exceed one-eleventh of the number of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)           If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the number of such Securities which remains unpurchased exceeds one-eleventh of the number of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities purchased prior to such termination), without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10.         The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

11.         If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof and except as set forth in the Subscription Agreement; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 6 and 8 hereof.

12.         In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly as the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3629, Attention: LCD-IBD and Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133); if to the Subscriber shall be delivered or sent by mail telex or facsimile transmission to Credit Suisse AG, Paradeplatz 8, CH-8001 Zurich, Switzerland, Attention: Transaction Advisory Group — ZUOD 1 (Fax: +41 44 332 58 55);  and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to Transocean Ltd., Turmstrasse 30, CH-6300 Zug, Switzerland (Fax: +41 41 749 05 01), Attention: Philippe A. Huber, with a copy to Transocean Offshore Deepwater Drilling Inc., 4 Greenway Plaza, Houston, Texas 77046 (Fax: (713) 232-7611), Attention: Heather G. Callender; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

13.         This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

14.                                 Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

15.                                 The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading to the offering of the Securities (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading to the offering of the Securities.

16.                                 This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the offering of the Securities (other than the Subscription Agreement).

17.                                 This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

18.                                 The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19.                                 This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

20.                                 Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind.  However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws.  For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with the Representatives’ understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by the Representatives, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company.  It is understood that the Representatives’ acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the Representatives’ part as to the authority of the signers thereof.

Very truly yours,

Transocean Ltd.

By:	/s/ Ricardo H. Rosa
	Name:	Ricardo H. Rosa
	Title:	EVP & CFO

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

Barclays Capital Inc.

Credit Suisse Securities (USA) LLC,

As Representatives of the several Underwriters

By:	Barclays Capital Inc.

By:	/s/ Victoria Hale
	Name:	Victoria Hale
	Title:	Vice President

By:	Credit Suisse Securities (USA) LLC

By:	/s/ David B. Andrews
	Name:	David B. Andrews
	Title:	Managing Director

Credit Suisse AG,
As Subscriber

By:	Credit Suisse AG

By:	/s/ Thomas Gottstein
	Name:	Thomas Gottstein
	Title:	Managing Director

By:	/s/ Patrick Treuer
	Name:	Patrick Treuer
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm Securities to be Purchased

Barclays Capital Inc.	13,000,000
Credit Suisse Securities (USA) LLC	13,000,000

Total	26,000,000

SCHEDULE II

Pricing Information

USD Purchase Price:	$39.17 per share

SCHEDULE III

(a)                                  Issuer Free Writing Prospectuses:

(1)                                  Supplemental Swiss financial statements, as filed pursuant to Rule 433 on November 29, 2011.

(2)                                  Launch press release dated November 29, 2011, as filed pursuant to Rule 433 on November 29, 2011.

(3)                                  Electronic distribution legend, as filed pursuant to Rule 433 on November 29, 2011.

(4)                                  Electronic roadshow, available on www.netroadshow.com on November 29, 2011.

(b)                                 Additional Documents Incorporated by Reference:

None.

SCHEDULE IV

Identified Subsidiaries

Transocean Inc. (Cayman Islands)
Transocean Worldwide Inc. (Cayman Islands)
Transocean Offshore Deepwater Drilling Inc. (Delaware)
Transocean Offshore Holdings Limited (Cayman Islands)
Transocean Services AS

ANNEX I

Subscription Agreement

Execution Version

SUBSCRIPTION AGREEMENT

This Agreement is made on November 29, 2011

among

Credit Suisse AG, a company registered in Switzerland and having its registered office at Paradeplatz 8, 8001 Zurich, Switzerland (“CS Zurich”); and

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010-3629 (“CS”)

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019 (“Barclays”)

(CS and Barclays jointly the “Underwriters”)

and

Transocean Ltd. (the “Company”), a company registered in Switzerland and having its registered office at Turmstrasse 30, 6300 Zug, Switzerland

(the Company, CS Zurich and the Underwriters jointly the “Parties”)

Whereas:

The Company proposes, subject to the terms and conditions stated in an underwriting agreement to be entered into on or around November 29, 2011 substantially in the form attached as Annex A (the “Underwriting Agreement”), to sell to the Underwriters 26,000,000 newly issued and fully paid registered shares of the Company with a par value of CHF 15.00 per share (the “Firm Shares”) and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than an additional 3,900,000 shares of the Company with a par value of CHF 15.00 per share (the “Optional Shares”). The Firm Shares and the Optional Shares are herein collectively called the “Shares”.

The Shares are intended to be offered by the Underwriters to investors in an accelerated bookbuilding procedure by way of a registered public offering in the United States and a public offering in Switzerland as well as private placements in certain other jurisdictions where such offering is permitted by law (the “Offering”).

This Agreement sets out the subscription by CS Zurich acting on its own behalf and on behalf of the Underwriters of the Firm Shares, and, if applicable, the Optional Shares on its own behalf and on behalf of the Underwriters for the purpose of conducting the Offering as will be set forth in the Underwriting Agreement.

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Terms in uppercase used but not defined herein shall have the meaning ascribed to them in the form of Underwriting Agreement.

Now, therefore, the Parties agree as follows:

1.                  Authority and Legal Basis

The Company confirms that (i) it has an authorized share capital of CHF 1,005,705,855 consisting of 67,047,057 registered shares with a nominal value of CHF 15 each (the “Authorized Share Capital”), and (ii) its board of directors (the “Board of Directors”) has resolved on an increase in share capital of the Company (Durchführungsbeschluss) from CHF 5,028,529,470 to a maximum of CHF 5,478,529,470 by issuing a maximum of 30,000,000 Shares to the Underwriters based on the Authorized Share Capital, whereby all statutory pre-emptive rights to which the shareholders of the Company are entitled under Swiss law have been validly withdrawn (the “Capital Increase”).

2.                  Creation of Firm Shares

The Underwriters hereby expressly authorize CS Zurich to act on their behalf as follows, and CS Zurich, acting in its own name and on behalf and on account of the Underwriters, will, on the basis of the representations and warranties herein contained, do as follows:

a)                  subscribe, not later than 10:30 a.m. (CET) on 29 November 2011 (the “Capital Increase Date”), for the Firm Shares and to deliver the corresponding subscription form to the place and person in the City of Zurich (both as designated by the Company) not later than 10:30 a.m. (CET) on 29 November 2011; and

b)                 deposit or cause to be deposited, not later than 10:15 a.m. (CET) on the Capital Increase Date, same day funds for value on the Capital Increase Date, in the total amount of CHF 390,000,000 (aggregate nominal value of the Firm Shares) with Zürcher Kantonalbank (the “Capital Increase Bank”) in a blocked account for the capital increase (Kapitaleinzahlungskonto, the “Capital Increase Account”), and to cause the Capital Increase Bank to issue a written confirmation of payment of this amount to the Capital Increase Account to the place and person in the City of Zurich (both as designated by the Company) not later than 10:30 a.m. (CET) on the Capital Increase Date.

No later than 1:00 p.m. (CET) on the Capital Increase Date, the Board of Directors (or a committee or board member duly authorised by the Board of Directors) will do the following:

a)                  adopt a report on the Capital Increase (Kapitalerhöhungsbericht) and take note of the auditors’ report (Prüfungsbestätigung), both in accordance with Swiss statutory law;

b)                 resolve on the Capital Increase and make all amendments to the articles of association of the Company necessary in connection with the Capital Increase (Feststellungsbeschluss); and

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c)                  file the Capital Increase resolution with the Commercial Register of the Canton of Zug.

3.                  Issuance and Registration of Firm Shares

Immediately after the registration of the Capital Increase with the Commercial Register of the Canton of Zug, but in no event later than 6.30 p.m. (CET) on the Capital Increase Date, the Company will:

a)                  deliver to each of CS Zurich, SIX Swiss Exchange, the Capital Increase Bank and the share registrar of the Company, a certified excerpt from the Commercial Register of the Canton of Zug and certified updated articles of association of the Company evidencing the Capital Increase;

b)                 take all steps necessary to ensure that the Firm Shares (i) are issued to CS Zurich on the Capital Increase Date, (ii) will be duly recorded in the US clearing system DTC for the account of CS as settlement agent on behalf of the Underwriters on the First Closing Date, and (iii) are freely transferable, subject to any restrictions applicable under the Company’s articles of association and under applicable laws, on the First Closing Date; and

c)                  transfer the funds deposited on the Capital Increase Account to a blocked account in CHF to be opened for the Company with Credit Suisse AG. Any fees payable to the Capital Increase Bank for such transfer shall be paid by the Company directly. The funds will remain deposited, without interest, for the account of the Company until the earlier of (i) the First Closing Date and (ii) if an Event of Non-Completion occurs, the date of receipt by CS Zurich acting on behalf of the Underwriters of the proceeds resulting from the transactions described in Section 10.

4.                  Creation of Optional Shares

In case the Underwriters exercise the overallotment option pursuant to Section 2(c) of the Underwriting Agreement, the Company undertakes to issue Optional Shares and the Underwriters hereby expressly authorize CS Zurich to act on their behalf as follows, and CS Zurich, acting on account of the Underwriters, will, on the basis of the representations and warranties herein contained, do as follows:

a)                subscribe, not later than 6:15 a.m. (CET) on the third trading day following the Company’s receipt of the Overallotment Notice, or such other date as may be agreed between the Parties (“Overallotment Capital Increase Date”), for the Optional Shares and to deliver the corresponding subscription form to the place and person in the City of Zurich (both as designated by the Company) not later than 6:30 a.m. (CET) on such date;

b)               deposit or cause to be deposited, not later than 6:15 a.m. (CET) on the Overallotment Capital Increase Date, same day funds for value on such date, in the total amount of the aggregate nominal value of the Optional Shares with the Capital Increase Bank in the Capital Increase Account established for the Optional Shares, and to cause the Capital Increase Bank to issue a written confirmation of payment of this amount to the place and person in the City of Zurich (both as designated by the Company) not later than 6:30 a.m. (CET).

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No later than 8:15 a.m. (CET) on the Overallotment Capital Increase Date, the Board of Directors (or a committee or board member duly authorised by the Board of Directors) will do the following (the “Overallotment Capital Increase”):

a)                adopt a report on the Overallotment Capital Increase (Kapitalerhöhungsbericht) and take note of the auditors’ report (Prüfungsbestätigung), both in accordance with Swiss statutory law;

b)               resolve on the Overallotment Capital Increase and make all amendments to the articles of association of the Company necessary in connection with the Overallotment Capital Increase (Feststellungsbeschluss); and

c)                file the Overallotment Capital Increase resolution with the Commercial Register of the Canton of Zug.

5.                  Issuance and Registration of Optional Shares

Immediately after the registration of the Overallotment Capital Increase with the Commercial Register of the Canton of Zug, but in no event later than 4:00 p.m. (CET) on the Overallotment Capital Increase Date, the Company will:

a)                deliver to each of CS Zurich, SIX Swiss Exchange, the Capital Increase Bank and the share registrar of the Company, a certified excerpt from the Commercial Register of the Canton of Zug and certified updated articles of association of the Company evidencing the Capital Increase;

b)               take all steps necessary to ensure that the Optional Shares (i) are issued to CS Zurich on the Overallotment Capital Increase Date, (ii) will be duly recorded in the US clearing system DTC for the account CS as settlement agent on behalf of the Underwriters on the Optional Closing Date, and (iii) are freely transferable, subject to any restrictions applicable under the Company’s articles of association and under applicable laws, on the Optional Closing Date; and

c)                transfer the funds deposited on the blocked Capital Increase Account referred to in Section 3.b) to a blocked account to be opened for the Company with Credit Suisse AG; any fees payable to the Capital Increase Bank for such transfer shall be paid by the Company directly. The funds will remain deposited, without interest, for the account of the Company until the Optional Closing Date.

6.                  Representations and Warranties

The Company makes the representations and warranties in Section 1 of the form of Underwriting Agreement attached hereto as Annex A in favour of CS Zurich and the Underwriters.

7.                  Listing

In connection with the Offering, CS Zurich has been appointed by the Company to act as its recognized representative pursuant to article 43 of the Listing Rules of the SIX Swiss Exchange (the “Listing Rules”). The Company has authorized CS

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Zurich to arrange for announcements in connection with the listing of the Firm Shares and the Optional Shares on the SIX Swiss Exchange, to be published at the Company’s expense in accordance with the Listing Rules, or other publications and on such dates as the Parties may agree.

The Company procures that CS Zurich shall have received a letter substantially in the form of Annex B no later than 4 p.m. (CET) on November 29, 2011.

8.                  Expenses

a)                  The Company shall pay the Underwriters the commissions, fees and expenses or provide the discounts as set forth in the form of Underwriting Agreement. Except as set forth in Sections 8 and 10, no additional fees or expenses shall be paid to CS Zurich for the subscription of the Shares hereunder.

b)                 For the avoidance of doubt, the Underwriters shall deduct the aggregate nominal value of the Shares at the First Closing Date or the Optional Closing Date, as applicable, from the proceeds payable to the Company by the Underwriters and, to this extent, the Company herewith authorizes CS Zurich to effect such deduction by debiting same-day funds (i) in the amount of CHF 390,000,000 (aggregate nominal value of the Firm Shares) at the First Closing Date, and (ii) in the amount of the aggregate nominal value of the Optional Shares at the Optional Closing Date, from the account of the Company with Credit Suisse AG as referred to in Sections 2.b) and 4.b) above.

c)                  The Company shall pay or cause to be paid or reimbursed all taxes arising as a result of (i) the issuance of Shares, (ii) the sale and transfer by the Company of the Shares to the Underwriters and (iii) the sale and transfer from the Underwriters to investors in the manner contemplated by the Underwriting Agreement, including, in any such case, any Swiss federal stamp duties on the issuance of the Shares of one per cent of the purchase prices as determined in accordance with the Underwriting Agreement, withholding, value added, transfer or other tax (but excluding any brokerage fee and any income tax on capital gains from the sale of the Shares and any tax on or determined by reference to the income of the Underwriters by reason to the purchase and resale of Shares pursuant to this Offering) asserted against or to be reimbursed by the Underwriters by reason of the purchase and sale of a Share pursuant to the Offering;

d)                 The Company shall pay or cause to be paid or reimbursed all fees and expenses in connection with the listing of the Shares on the SIX Swiss Exchange, including, if applicable, any stock exchange levies incidental to such listings;

e)                  The Company shall pay or cause to be paid or reimbursed the cost and charges of any clearing arrangements, or related costs;

f)                    The Company shall pay or cause to be paid or reimbursed the costs of the creation of Shares, including but not limited to notarization fees and filing fees with the competent Swiss commercial registers.

All amounts payable under this section may be subject to value added or any other taxes and withholdings, as attributable, which shall be paid by the Company.

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The commission, fees and expenses to be paid or reimbursed by the Company under this Section may be deducted from the proceeds payable to the Company by the Underwriters and shall, if not deducted from the proceeds at the First Closing Date, be due and invoiced as incurred, and shall be payable in accordance with the instructions specified on such invoice.

9.                  Liability

The Company agrees that CS Zurich and the Underwriters shall have no liability to the Company or other parties such as the Company’s owners, subsidiaries, affiliates or associated companies, employees, advisers, security holders or creditors for any losses, claims, damages, expenses or liabilities relating to or arising out of the performance of the transactions under this Agreement by CS Zurich, any Underwriter and/or their respective auxiliary persons under article 101 of the Swiss Code of Obligations, other than by reason of gross negligence or wilful misconduct of CS Zurich and/or its auxiliary persons under article 101 of the Swiss Code of Obligations.

10.           Event of Non-Completion

If, after application and registration of the Capital Increase or the Overallotment Capital Increase, as the case may be, with the Commercial Register of the Canton of Zug pursuant to Section 2 or 4 above, as applicable, but prior to the First Closing Date or the Optional Closing Date, respectively:

(i)                 the Underwriting Agreement has not been executed by 1 December 2011 8 a.m. (CET); or

(ii)              any condition in the Underwriting Agreement to the Underwriters’ obligation thereunder to purchase the Firm Shares or the Optional Shares, respectively, on or before the First Closing Date or the Optional Closing Date (each as defined in the Underwriting Agreement) shall not have been fulfilled or waived; or

(iii)           the Underwriting Agreement shall have terminated according to Section 10(c) of the Underwriting Agreement;

(any of the events pursuant to Section 10(i), (ii) or (iii) above, an “Event of Non-Completion”)

and unless the Company and CS Zurich acting on behalf of the Underwriters otherwise agree after the Event of Non-Completion, then:

•             the Company shall have a call option pursuant to para. a) below;

•             if the call option is not exercised, the Underwriters shall have a put option against the Company as provided in para. b) below;

•             if the sale of the Firm Shares and of the Optional Shares is not effected in accordance with para. a) or b) below, the Company shall effect a capital reduction pursuant to para. c) below;

•             if the capital reduction pursuant to para. c) below is not or will not be effected, the Underwriters may sell the Firm Shares and the Optional Shares as provided

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in para d) below.

a)                  Call Option

The Company shall have the right (the “Call Option”) to request in writing that the Underwriters deliver the Firm Shares or the Optional Shares, as the case may be, to an account specified by the Company against payment of an amount representing the aggregate nominal value of the respective Firm Shares or Optional Shares, respectively, plus expenses of CS Zurich as set out in para. f) below. The Call Option shall expire on the fifth calendar day after the Event of Non-Completion.

b)                 Put Option

Following the expiry of the Call Option pursuant to para. a) above, CS Zurich, acting on behalf of the Underwriters, shall have an option (the “Put Option”) to require the Company, subject to article 659 of the Swiss Code of Obligations and applicable laws, to purchase the Firm Shares or Optional Shares, as the case may be, entered in the Commercial Register of the Canton of Zug at their nominal value, plus expenses of CS Zurich and the Underwriters as set out in para. e), within ten calendar days after receipt of a notice in writing addressed to the Company from CS Zurich, stating that CS Zurich acting on behalf of the Underwriters exercises the Put Option.

The notice in which CS Zurich, acting on behalf of the Underwriters, exercises the Put Option shall specify the date on which the Firm Shares or the Optional Shares, respectively, subject to the Put Option shall be delivered to the Company and shall contain detailed instructions regarding payment and delivery of the Firm Shares or Optional Shares (subject to an agreement to the contrary by CS Zurich with the Company).

c)                  Capital Reduction

If the Call Option and the Put Option are not exercised within the deadlines set forth in para. a) and b) above, the Company shall include in the invitation to an extraordinary shareholders’ meeting (which shall be called by the Company as soon as practicable under applicable law after the deadlines set forth in para. a) and b) above have expired) an agenda item pursuant to which the shareholders of the Company shall resolve on a reduction of the issued and outstanding share capital of the Company (the “Capital Reduction”) by cancellation of the Firm Shares and/or Optional Shares entered in the Commercial Register of the Canton of Zug against repayment of the aggregate nominal value of such Firm Shares and/or Optional Shares to CS Zurich acting on behalf of the Underwriters. Prior to such shareholders’ meeting, the auditors of the Company shall confirm in writing, pursuant to article 732 para. 2 of the Swiss Code of Obligations, that the claims of the Company’s creditors are covered notwithstanding the Capital Reduction.

d)                 Sale of Firm Shares or Optional Shares

In addition, in the event that (i) if an Event of Non-Completion occurs and the Company fails to acquire the Firm Shares or Optional Shares in accordance with para. a) above, and (ii) to the extent the Put Option is insufficient to dispose of the Firm Shares or the Optional Shares, respectively, and (iii) the Capital Reduction pursuant to para. c) above has not occurred by June 18, 2012, then CS Zurich, acting on behalf of the Underwriters, may, acting reasonably, sell any or

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all Firm Shares or Optional Shares subject to compliance with applicable laws. The difference between the proceeds of such sale and the nominal amount of such Shares sold, less the commission and any expenses reasonably incurred by CS Zurich in connection with the sale, shall be transferred to the Company.

e)                  Payment and Costs

In case the amount transferred to the account of the Company held with CS Zurich as referred to in Section 2.c) at any time from the transfer of such amount to the consummation of the transactions contemplated hereby are not sufficient for debiting of the amount due under the Call Option, the Put Option, the sale of Firm Shares or of Optional Shares or the Capital Reduction, as applicable, by CS Zurich, the Underwriters undertake to provide funds in equal parts in the same amount to CS Zurich, such funds to be returned to the Underwriters upon payment by the Company under the Call Option, the Put Option, the sale of Firm Shares or Optional Shares or the Capital Reduction, as applicable, has occurred.

The Company shall bear (i) all costs directly incidental to the transactions set forth in this Section 10, including but not limited to notarization costs, costs of the Commercial Register of the Canton of Zug and costs of publication of the Capital Reduction; (ii) the costs of CS Zurich and the Underwriters reasonably incurred in connection with the Capital Reduction (including but not limited to (x) taxes, (y) interest at a rate of the 3 month CHF-LIBOR, calculated on a 30/360 basis from the date of the Event of Non-Completion until the date of payment of proceeds to CS Zurich and (z) reasonable out-of-pocket expenses of CS Zurich); provided, however, it is understood that CS Zurich and the Underwriters will pay all of the fees of their own counsel with respect to the transactions set forth in this Section 10

The Company further undertakes to indemnify and hold harmless CS Zurich and each Underwriter against, any claims, damages or liabilities vis-à-vis third parties to which CS Zurich or such Underwriter may become subject, insofar as such claims, damages or liabilities arise out of the exercise of the Call Option, the exercise of the Put Option, the sale of Firm Shares or of Optional Shares or the Capital Reduction pursuant to this Section 10, other than by reason of gross negligence or wilful misconduct of CS Zurich or the Underwriters and/or their auxiliary persons under article 101 of the Swiss Code of Obligations.

In the Event of Non-Completion, no party shall be under any liability to another party except as provided for in the Sections, “Expenses”, “Liability”, “Event of Non-Completion”, and such termination shall not prejudice the Section “Applicable Law and Jurisdiction”.

If any of the events listed under (i) through (iii) above occurs prior to registration of the Capital Increase relating to the Optional Shares, then CS Zurich, acting on behalf of the Underwriters, may request the Board of Directors not to proceed with such Capital Increase and to return the nominal amount of the Optional Shares paid in to the Capital Increase Bank on behalf of the Underwriters. To this effect the Company undertakes to instruct the Capital Increase Bank to return the total nominal amount of the Optional Shares paid in to the Capital Increase Bank on behalf of the Underwriters by transferring the aggregate nominal amount of the Optional Shares to an account designated by CS Zurich.

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11.           Notices

All statements, requests, notices and agreements hereunder shall be in writing, and

a)                  if to CS Zurich shall be delivered or sent by mail, or facsimile transmission to:

Credit Suisse AG, Uetlibergstrasse 231, 8070 Zurich, Switzerland, Attention: ZUOD 1 (Fax: +41 44 332 5855), with a copy to Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010, USA, Attention: LCD-IBD and Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, USA, Attention: Syndicate Registration (Fax: +1 646 834 8133);

and

b)                 if to the Company shall be delivered or sent by mail or facsimile transmission to:

Transocean Ltd., Turmstrasse 30, 6300, Zug, Switzerland, Attention: Philippe A. Huber, with a copy to Transocean Offshore Deepwater Drilling Inc., 4 Greenway Plaza, Houston, Texas 77046, Attention: Heather G. Callender (Fax: +1 713 232 7511).

12.           Announcements

Any announcement made by the Company, CS Zurich or the Underwriters relating to the transactions contemplated under this Agreement shall only be made upon mutual agreement on the contents, date of release and recipients of such statement, except as required by law, rule or regulation and in particular in the following circumstances:

a)                  any notification to the relevant governmental or regulatory authorities, including notification obligations under Federal Stock Exchange Act (SESTA) or applicable foreign regulations;

b)                 any announcement made by the Underwriters appearing as a matter of record only in which the Underwriters’ participation in the transactions contemplated by this Agreement is described; or

c)                  any trade notification by CS Zurich or the Underwriters required by the SIX Swiss Exchange.

13.           Miscellaneous

Nothing in this Agreement shall be construed as an obligation, express or implied, of CS Zurich, the Underwriters or the Company to execute the Underwriting Agreement.

Nothing herein contained shall constitute a partnership among CS Zurich and any or all Underwriters and the obligations of CS Zurich and the Underwriters are several and not joint.

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14.           Applicable Law and Jurisdiction

This Agreement shall be governed by and construed in accordance with substantive Swiss law.

Any conflict arising out of or in connection with this Agreement shall be subject to the exclusive jurisdiction of the Commercial Court of the Canton of Zurich (Handelsgericht des Kantons Zürich), Switzerland.

Notwithstanding the above, CS Zurich and each Underwriter shall have the right to join the Company in any proceedings that are instituted against CS Zurich or the Underwriters or any of them, and that are related to the transactions contemplated by this Agreement, in a court of any other jurisdiction, regardless of whether or not such court of any other jurisdiction has personal jurisdiction over CS Zurich or such Underwriter; any legal suit against the Company may also be brought against the Company in any jurisdiction in which such proceedings against CS Zurich or the Underwriters or one of the Underwriters had been instituted.

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November 29, 2011

Credit Suisse AG

By:		By:
	Name:		Name:
	Title:		Title:

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November 29, 2011

Credit Suisse Securities (USA) LLC

By:		By:
	Name:		Name:
	Title:		Title:

12

November 29, 2011

Barclays Capital Inc.

By:		By:
	Name:		Name:
	Title:		Title:

13

November 29, 2011

Transocean Ltd

By:		By:
	Name: Nick Deeming		Name: Ian Clark
	Title:		Title:

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Annex A: Form of Underwriting Agreement

(Separate document)

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Annex B: Form of SIX Swiss Exchange Letter

[Letterhead of Transocean Ltd.]

[Please return the duly signed declaration to Credit Suisse AG for the attention of the SIX Swiss Exchange Ltd.]

SIX Swiss Exchange Ltd

SIX Exchange Regulation

Listing & Enforcement - KTR

Selnaustrasse 30

8021 Zurich

Place, Date

Declaration to the attention of the SIX Swiss Exchange Ltd, SIX Exchange Regulation, Listing and Enforcement

Dear Madam/Sir

Transocean Ltd., Zug (the “Issuer”), as applicant for the listing of up to • registered shares with a par value of CHF 15.00 each (the “Shares”) (Swiss Security Number 4 826 551 / ISIN CH 004 826551 3) in accordance with the Main Standard of the SIX Swiss Exchange Ltd, hereby declares that it has mandated Credit Suisse AG, as representative recognised by the SIX Exchange Regulation, to execute the listing procedure in accordance with the provisions of the listing rules of the SIX Swiss Exchange Ltd (the “Listing Rules”). In this connection, the Issuer declares that

1.                                       its Shares have sufficient free distribution;

2.                                       its responsible bodies are in agreement with the listing;

3.                                       the listing notice is complete pursuant to the Listing Rules;

4.                                       it has read and acknowledges the Listing Rules, with their Additional Rules and the corresponding implementing provisions, as well as the Rules of Procedure and sanction regulations of SIX Swiss Exchange, and it recognises them expressly by signing the Declaration of Consent, it recognises the Board of Arbitration determined by SIX Swiss Exchange, and expressly agrees to be bound by the arbitration agreement; it recognises that continued listing is conditional upon it agreeing to be bound by the version of the legal foundations that is in force at any given time;

5.                                       it will pay the listing charges.

Yours sincerely,

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Annex II(a)

1.                                       The Underwriting Agreement, assuming its due authorization, and further assuming its due execution and delivery by the Company insofar as such matters are governed by Swiss law, has been duly executed and delivered by the Company;

2.                                       The issue and sale of the Firm Securities and the compliance by the Company with all of the provisions of the Underwriting Agreement and the Subscription Agreement and the consummation by the Company of the transactions therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument that is included as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, nor will such actions result in any violation of any statute or any order, rule or regulation known to us of any U.S. federal, Texas or New York court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except for any such conflict, breach, violation or default which would not, individually or in the aggregate, have a Material Adverse Effect and could not reasonably be expected to adversely affect the Company’s ability to perform its obligations under the Underwriting Agreement or the Subscription Agreement (it being understood that for purposes of this opinion, we are not passing upon compliance with respect to antifraud or similar provisions of any law, rule or regulation or securities laws);

3.                                       No consent, approval, authorization, order, registration or qualification of or with any U.S. federal, Texas or New York court or governmental agency or body which, to our knowledge, has jurisdiction over the Company or any of its subsidiaries or any of their properties is required for the issue and sale of the Firm Securities or the consummation by the Company of the transactions contemplated by the Underwriting Agreement or the Subscription Agreement (assuming with respect to the Subscription Agreement, that any Securities sold are sold pursuant to the Underwriting Agreement), except such as have been obtained under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Firm Securities by the Underwriters;

4.                                       The Company is not and, after giving effect to the offering and sale of the Firm Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company,” as such term is defined in the Investment Company Act; and

5.                                       The description of the Underwriting Agreement and the lock-up agreements in the Pricing Disclosure Package and the Prospectus under the caption “Underwriting” are accurate in all material respects; and the statements set forth in the Pricing Disclosure Package and the Prospectus under the caption “Material U.S. Federal Income Tax Considerations,” insofar as such statements purport to summarize certain federal income tax laws of the United States, constitute a fair summary of the principal U.S. federal income tax consequences of an investment in the Firm Securities.

Annex II(b)

1.                                       To the best of my knowledge, none of the Company or any of its subsidiaries is in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, except for any such defaults which would not, individually or in the aggregate, have a Material Adverse Effect;

2.                                       To the best of my knowledge, other than as set forth in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect; and, to the best of my knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

3.                                       The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Underwriting Agreement and the Subscription Agreement and the consummation of the transactions therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to me (after reasonable inquiry) to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for any such conflict, breach, violation or default which would not, individually or in the aggregate, have a Material Adverse Effect, would not impair the Company’s ability to perform its obligations under the Underwriting Agreement or the Subscription Agreement or would not have any material adverse effect upon the consummation of the transactions contemplated thereby; and

4.                                       The documents incorporated by reference in the Prospectus (other than the financial statements and schedules, the notes thereto and the auditors’ reports thereon and the other financial and accounting data included or incorporated by reference therein, or omitted therefrom, as to which I have not been asked to comment), when they became effective or were filed with the Commission, as the case may be, appeared on their face to comply as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

Annex II(c)

1.                                       The Company has been duly incorporated and is validly existing as a corporation (Aktiengesellschaft) under the laws of Switzerland with all requisite corporate power and authority (i) to conduct its business as described in the Articles, the Pricing Disclosure Package and the Final Prospectus, and (ii) to execute and perform its obligations under the Agreements.

2.                                       Each of the Agreements has been duly authorized by the Company and has been duly executed on behalf of the Company. The Subscription Agreement is the Company’s legal, valid and binding obligation, enforceable against the Company in accordance with its terms.

3.                                       In so far as Swiss law is concerned, the performance by the Company of its obligations under the Agreements (including the issuance and sale of the Firm Shares) does not, and will not, violate (i) the Articles and the Organizational Regulations, or (ii) applicable Swiss law.

4.                                       In so far as Swiss law is concerned, it is not necessary, for purposes of the Offering, for the Agreements to be filed or recorded with any public authority, governmental agency or governmental department in Switzerland. In order to ensure the legality, validity, enforceability and admissibility in evidence of the Agreements with respect to the Company in Switzerland, it is not necessary for them to be filed or recorded with any public authority, governmental agency or governmental department in Switzerland.

5.                                       The distribution and publication of the Preliminary Prospectus and the Final Prospectus and the listing notice (Kotierungsinserat), and the filing of the Preliminary Prospectus and the Final Prospectus with SIX Swiss Exchange, have been duly authorized by, and on behalf of, the Company.

6.                                       The Company has a share capital as set forth in the Pricing Disclosure Package and the Final Prospectus (as specified under the caption “Change in Authorized Share Capital and Withdrawal of Preemptive Rights”); the Company’s share capital registered in the Commercial Register of the Canton of Zug, as evidenced in the Excerpt, amounts to CHF [5,418,529,470], divided into [361,235,298] registered shares (including the Firm Shares) with a par value of CHF 15 each. Such registered shares (including the Firm Shares) have been validly issued, fully paid and are non-assessable.  If and when registered in the Commercial Register of the Canton of Zug, issued in accordance with the Subscription Agreement and Swiss law, and recorded in the register of uncertificated securities (Wertrechtebuch) of the Company, the Optional Shares will be validly issued, fully paid and non-assessable.

7.                                       Except for the filing of the Preliminary Prospectus and the Final Prospectus with the Disclosure Office of the SIX Swiss Exchange, no consent, approval, authorization, order, registration or qualification of or with any Swiss court or Swiss governmental agency is required for the performance by the Company of its obligations under the Agreements (including the issuance and sale of the Firm Shares).

8.                                       The listing of the Firm Shares according to the main standard of the SIX Swiss Exchange has been granted by SIX Swiss Exchange, such listing to become effective on November [30], 2011, provided that the conditions set out in the SIX Listing Approval will have been complied with.

9.                                       The statements set forth in the Pricing Disclosure Package and the Final Prospectus under the captions “Summary — Description of Share Capital,” “Summary — Change in the Authorized Share Capital,” “Risk Factors — Risks Related to this Offering,” and “Anti-Takeover Provisions (as updated in the Preliminary Prospectus Supplement and Final Prospectus under the caption “Summary — Change in the Authorized Share Capital”), insofar as they purport to constitute a summary of Swiss law, each constitute a fair summary in all material respects.

10.                                 The Pricing Disclosure Package and the Final Prospectus contain, or incorporate by reference, as to form, the information required pursuant to art. 652a of the Swiss Federal Code of Obligations (CO), it being understood that, in relation to the financial statements and schedules, and other financial data, contained in the Pricing Disclosure Package and the Final Prospectus, we have not been requested to issue an opinion as regards compliance with and completeness under art. 652a CO.

11.                                 The choice of the law of the State of New York provided for as the governing law in the Underwriting Agreement is a valid choice of law under the laws of Switzerland and, in any action brought before a court of competent jurisdiction in Switzerland relating to the Underwriting Agreement, the law of the State of New York would be recognized and applied by such court to all issues for which the proper or governing law of a contract is applicable under the conflict of laws rules of Switzerland; provided, however, that (i) such choice of law may not extend to non-contractual obligations, (ii) the contents of the chosen law of the State of New York may need to be proven as a matter of fact, and (iii) a Swiss court would apply Swiss procedural rules.

12.                                 The choice of Swiss law provided for as the governing law in the Subscription Agreement is a valid choice of law under the laws of Switzerland and, in any action brought before a court of competent jurisdiction in Switzerland relating to the Subscription Agreement, the law of Switzerland would be recognized and applied by such court to all issues for which the proper or governing law of a contract is applicable under the conflict of laws rules of Switzerland; provided, however, that such choice of law may not extend to non-contractual obligations.

13.                                 The statements set forth in the Pricing Disclosure Package and the Final Prospectus under the caption “Material Swiss Tax Consequences,” insofar as such statements purport to summarize certain Swiss tax laws, regulations and regulatory practices referred to therein, constitute a fair summary of the principle Swiss tax consequences of an investment in the shares of the Company.

14.                                 Except as otherwise described in the Pricing Disclosure Package and the Final Prospectus, no stamp duty on the issuance of securities (Emissionsabgabe) and no stamp duty on the turnover of securities (Umsatzabgabe) will be payable to any governmental authority of Switzerland in connection with (i) the issuance of the Firm Shares, (ii) the sale and delivery by the Company of the Firm Shares to or for the respective accounts of the Underwriters and/or the Subscriber, or (iii) the sale and delivery by the Underwriters of the Firm Shares to the initial purchasers thereof, in each case at the purchase price per share listed in Schedule II of the Underwriting Agreement.